Exhibit 10.1

[Unofficial English Translation]

_________________________

Investment Agreement

_________________________

between

Fujian Province Pingtan County Ocean Fishing Group Co., Ltd.

Zhuo Honghong

Zhuo Xinrong

and

China Agricultural Development Fund Co., Ltd.

February 9, 2015

This Investment Agreement (hereinafter referred to as this “Agreement”) was signed by the following parties in Beijing on February 9, 2015 (hereinafter referred to as the “signing date”).

Party A, Fujian Province Pingtan County Ocean Fishing Group Co., Ltd. (hereinafter referred to as “Pingtan Fishing” or the “Company”), is a limited company established within the territory of China in accordance with the laws of the People’s Republic of China, its address is Room 201, No. 3 Building, Wandefu Garden, North Cuiyuan Road, Tancheng Town, Pingtan County, and its legal representative is Lin Zhiyan who holds a post as executive director.

Party B, Ms. Zhuo Honghong, is a Chinese citizen, her ID Card No. is [OMITTED], her address is Unit 2604, Block 1, Jinting Apartment, No. 1, Yuquan Road, Gulou District, Fuzhou City, and she is the controlling shareholder of the Company at present.

Party C, Mr. Zhuo Xinrong, is a citizen of the Hong Kong Special Administrative Region, his ID Card No. is [OMITTED], his address is the 19th Floor, Zhongshan Building, No. 154, Hudong Road, Gulou District, Fuzhou City, and he is the actual controller of the Company.

Party D, China Agricultural Development Fund Co., Ltd. (hereinafter referred to as the “investor”), is a limited liability company established within the territory of China in accordance with the laws of the People’s Republic of China, its address is 1201-2, No. 20, Shijingshan Road, Beijing City, and its legal representative is Wu Wenjun who holds a post as president.

Party A, Party B, Party C and Party D are respectively referred to as “one party” and collectively referred to as “all the parties”.

Whereas:

1.       Party A is a company that is mainly engaged in the ocean fishing, and its business operation is in good condition. In order to expand the equity scale, to improve the governance structure of the Company, to rationalize the business process and to finally achieve the goal of being listed on the stock exchange within the territory of China or abroad by means of the initial public offering or other methods, it has decided to introduce a strategic investor by means of equity investment;

2.        Party B is the controlling shareholder of Party A at present, and it holds 70% of the equity of Party A;

3.       Party C is the founder and actual controller of Party A and the father of Party B;

4.       Party D is a company that is mainly engaged in the equity investment in the agricultural field, it acts as the investor that makes the investment in Party A this time, and the investment made by Party D is beneficial for the Company to achieve its business development goal in a better way;

In view of the abovementioned facts, through friendly consultation among all the parties, the following Investment has been reached in terms of the matter that Party D intends to make the investment in Party A as a means of abidance together.

Chaper 1  Interpretations

Article 1         Unless otherwise specified in this Agreement and / or any Appendix to this Agreement, the following terms shall be interpreted to have the following meanings.

(1)	Pingtan Fishing and the Company: refer to Fujian Province Pingtan County Ocean Fishing Group Co., Ltd.

(2)	Group Companies: collectively refer to the Company and its subordinated controlled subsidiary company, branch company or other entities that may be consolidated into the financial statements of the Company and are respectively called “each Group Company”.

(3)	Existing shareholders: collectively refer to the shareholders of the Company when this Agreement is signed.

(4)	Controlling shareholder: the controlling shareholder of the Company is Zhuo Honghong at present, and it may possibly be changed to Fujian Heyue Marine Fishing Development Co., Ltd. or other subjects after the reorganization (if involved) of the Company. In the event that there is no special indication, then where Party B and / or Party C are / is mentioned in this Agreement refers to Party B, Party C and the controlling shareholder of the Company impelled by Party B and Party C together.

(5)	Investor: refers to China Agricultural Development Fund Co., Ltd.

(6)	Closing: refers to the fact that the investor delivers the investment funds by the Company.

(7)	Closing date: refers to the date when the equity investment funds delivered by the investor arrive in the account designated by the Company.

(8)	Registration authority: refers to the registration authority that has the right to accept this investment matter.

(9)	Registration date: refers to the date when the registration of this investment matter is fulfilled and completed in the registration authority, the investor formally becomes the shareholder of the Company from this date, the Company shall record the investor in the “Register of Shareholders” of the Company in accordance with the provisions of this Agreement and deliver the “Capital Contribution Certificate” to the investor.

(10)	Qualified listing: refers to the fact that the Company is listed on the stock exchange within the territory of China or abroad by means of the initial public offering or other methods.

(11)	Yuan: refers to RMB Yuan.

(12)	Equity: refers to the equity of a limited company or the share of a corporation, as the case may be.

(13)	Valid date: refers to the date when this Agreement becomes valid.

(14)	Day: refers to the calendar day, unless otherwise specified in this Agreement.

(15)	China: refers to the People’s Republic of China, not including the Hong Kong Special Administrative Region, the Macao Special Administrative Region and Taiwan region.

(16)	Law: refers to any law, regulation, rule, instruction, treaty, judicial interpretation, decree or order from any government or management institution of China (including central and local authorities) and any amendment, modification and explanation made to it at any time.

The headings of the clauses in this Agreement are only for convenience of reference and shall not affect any interpretation of this Agreement.

Chaper 2  Equity investment

Article 2         Investment method

All the parties agree that this investment uses the equity method, and the investor invests RMB 400,000,000 Yuan to subscribe for the equity of the Company.

Article 3         Investment valuation

The investor makes a capital increase of RMB 400,000,000 Yuan in the Company, the valuation of the Company is RMB 5,000,000,000 Yuan after the investment, and the investor holds 8% of the equity of the Company after the completion of the capital increase. The current registered capital of the Company is RMB 80,000,000 Yuan; the amount of capital increase made by the investor in the Company is RMB 400,000,000 Yuan, wherein RMB 6,956,522 Yuan shall be included in the paid-in capital / capital stock of the Company, and the rest of the premium segment of RMB 393,043,478 Yuan shall be included in the capital reserve of the Company.

Article 4         Use of funds

The funds of this investment shall not be used for any non-operating expenditure or any other operating expenditure that is irrelevant to the main business of the Company.

Article 5         Guarantee

Party C pledges 40% of the equity of Fujian Huashang Real Estate Development Co., Ltd., which is owned by Tianyuan Co., Ltd., which Tianyuan Co., Ltd is controlled by Party C, to the investor and provides a guarantee to the obligation, which the Company, Party B and Party C have, of the payment for the equity repurchase amount and default penalty (if any) of the investor, wherein the equity pledge rate is 49.7%. The equity repurchase agreement and equity pledge contract used for the registration by the competent business department and the industrial and commercial authority shall be signed by all the parties separately, and the equity pledge registration shall be fulfilled according to the relevant procedure of the registration authority.

For the purposes of the foregoing, Party B and Party C shall not, without Party D’s consent, cause Fujian Huashang Real Estate Development Co., Ltd.’s total outside indebtedness to exceed RMB 600 million yuan. In addition, Fujian Huashang Real Estate Development Co., Ltd.’s sales revenue shall not be misused, transferred or deposited to accounts that do not belong to Fujian Huashang Real Estate Development Co., Ltd. Party D may nominate one director to the board of directors of Fujian Huashang Real Estate Development Co., Ltd., to be involved in its daily management and other material matters (such as use of funds).

Article 6         Preconditions for closing

That the investor completes this investment shall be on the premise that the following conditions are proved to be met or are exempted in writing at the time of the closing or before the closing, and the Company shall provide the documentary evidence that such conditions have been met to the investor at the time of the closing or before the closing:

(1)	The representation and guarantee given by the Company, the existing shareholders and Party C are true, accurate, complete, valid and not misleading;

(2)	the reorganization (if involved) of the Company has already been completed according to the method that satisfies the investor (see the Appendixes to this Agreement);

(3)	the Company has already completed the necessary government approval / filing and third-party approval (if required) in terms of this investment, and no law or decree or government order forbids or restricts the completion of this investment;

(4)	formal transaction documents (including but not limited to the transaction agreement and articles of association) about this investment have already been duly signed and delivered by all the parties;

(5)	the board of shareholders of the Company has already formally and validly approved (a) this investment, (b) the Company has signed and implemented the formal transaction documents about this investment, (c) the Company has signed and implemented the new articles of association or the amendment to the articles of association that has already completely reflected the relevant contents of this Agreement, (d) the person nominated by the investor is voted to act as the member of the board of directors of the Company, and all the existing shareholders have confirmed the waiver of the preemption / purchase right in writing;

(6)	the Company and the existing shareholders have already fulfilled the industrial and commercial registration of any change relating to this investment and signed the necessary application documents;

(7)	the investor has completed the due diligence investigation of the business, finance, taxation and law of the Group Company and has obtained the due diligence investigation result that satisfies the investor, and this investment has been approved by the internal investment committee and the board of directors of the investor;

(8)	the investor has already received the legal opinion given by the lawyer, and the form and contents of the legal opinion satisfy the investor;

(9)	Tianyuan Co., Ltd. and the investor have already signed the equity pledge contract relating to this investment and have fulfilled the approval and equity pledge registration in the related competent business department and the industrial and commercial authority in terms of this equity pledge.

The Company shall immediately notify the investor after all the above mentioned conditions have been met (except for those exempted by the investor in writing), shall issue a certification letter that the preconditions for the investment have been met to the investor and shall provide the documentary evidence that the preconditions for the closing have been met or exempted at the same time.

Article 7         Closing

The investor shall pay the investment funds in the form of cash to the account designated by the Company within ten working days upon receipt of the aforementioned notification and documents.

Article 8         Arrangement after closing

After the closing, the Company shall go to the registration authority to fulfill the registration, shall sign and issue the “Capital Contribution Certificate” to the investor on this registration date and shall record the equity ratio in the “Register of Shareholders”. The investor shall exercise the shareholder’s rights and undertake the shareholder’s obligations after being recorded in the “Register of Shareholders”. The Company shall complete the following matters and shall submit the copies of the following capital verification report, business license and filing document to the investor:

(1)	to obtain the capital verification report that is formally issued by a registered accounting firm in relation to the capital increase paid by the investor within ten working days after the closing date;

(2)	to obtain the changed business license issued by the administration for industry and commerce to the Company within ten working days after the closing date;

(3)	to file the new register of shareholders of the Company, the new list of the members of the board of directors and the new articles of association or the amendment to the articles of association of the Company with the administration for industry and commerce within ten working days after the closing date;

(4)	to provide the copy of the bank voucher that confirms the receipt of the investment amount to the investor within ten working days after the closing date.

Article 9         General anti-dilution

After the investor has become the shareholder of the Company until before the qualified listing is completed, in the event that the Company issues any additional new stock (or any stock option that may be converted into the equity of the Company) to any shareholder or any third party, it is required to obtain the prior written consent from the investor.

The price and condition of the additional new registered capital / share shall not be more favorable than the prices and conditions of all the registered capitals / stocks that are acquired and held by the investor at the appointed time, otherwise the Company, Party C and / or Party B shall take measures for compensating the investor and shall ensure that the subscription price of the investor is not higher than the price of the additional new registered capital / share, wherein such measures include but are not limited to: (a) the investor further acquires the new stock of the Company on the basis of the minimum consideration allowed by the law, (b) Party B / Party C transfers the equity held by it to the investor on the basis of the nominal consideration, and the caused tax responsibility shall be borne by the transferor, or (c) Party B / Party C makes cash compensation for the investor, and the amount is the product of the difference between the price of the investment made by the investor and the price of the additional new registered capital / share and the number of the registered capitals / shares held by the investor at the appointed time.

In the event that the additional new registered capital / share causes any change in the right of control of the Company, the premise for any new shareholder to join is that the new shareholder will undertake (or jointly undertake with Party B / Party C) the obligations owned by Party B / Party C to the investor.

Article 10      Preemption right and first refusal right

In the event that the Company issues any additional new equity in the future (except for the additional new equity used for employee motivation), the investor has the right to preempt on the basis of the equal condition and price and according to the shareholding ratio at the appointed time.

In the event that any shareholder of the Company intends to transfer the equity (except for the equity used for employee motivation), the investor has the right to preempt on the basis of the equal condition and price and according to the shareholding ratio at the appointed time.

Article 11      Co-sale right

Except for the purpose of the qualified listing of the Company, before the Company achieves the qualified listing, in the event that Party B and Party C decide to transfer the equity, which they directly or indirectly hold, of the Company, the investor shall have the right to enjoy the co-sale right on the basis of the equal condition and price and according to the shareholding ratio at the appointed time; except for the purpose of the qualified listing of the Company, in the event that such transfer will cause any change in the right of control of the Company, then the investor has the right to sell all of the equity, which it holds, of the Company on the basis of the equal condition and price (and shall not be restricted by the shareholding ratio).

Article 12      Performance commitment

The Company, Party B and Party C make a commitment that the net profits (including the fiscal subsidies that shall be included in the recurring business income according to the confirmation given by Shu Lun Pan CPA Co., Ltd. (special general partnership)) that are attributed to the owner of the parent company of the Company in 2014 and 2015 will reach RMB 510,000,000 Yuan and RMB 580,000,000 Yuan (the “committed performance”), and this committed performance constitutes the pricing basis for this investment made by the investor.

The “net profits that are attributed to the owner of the parent company” shall be subject to the unqualified audit report issued by an accounting firm that is accepted by all the parties and has the securities practice qualification of the domestic A-share stock, and the nonrecurring business income shall be deducted from the net profits. In the event that the investor has any different opinion about the audit results, the investor has the right to solely employ an audit institution to make an independent audit of the target company, and under this situation, all the parties agree that the independent audit results that are provided by the audit institution employed by the investor shall prevail.

Article 13      Valuation adjustment or compensation

In the event that the Company fails to fulfill the committed performance, then the investor has the right to require the Company, Party B and / or Party C to make compensation of the equity or cash to the investor for the part that the actual performance is lower than the committed performance in order to ensure that the multiple of the investment valuation after the compensation relative to the net profits that are actually realized for the indicated year and attributed to the owner of the parent company is not higher than the multiple of the investment valuation before the compensation relative to the committed performance.

(1)	Calculation formula of the equity compensation: Q = S × (Y / A - 1). Q represents the amount of the capital contribution corresponding to the equity that shall be compensated for the investor at the appointed time / the amount of shares; S represents the amount of the capital contribution corresponding to the equity, which the investor holds, of the Company up to the equity compensation / the amount of shares; A represents the net profits that are actually realized for the indicated year and attributed to the owner of the parent company; Y represents the committed performance for the indicated year.

(2)	Calculation formula of the cash compensation: N = V × (1 - A / Y). N represents the amount of the cash compensation that shall be made for the investor at the appointed time; V represents the balance of this investment made by the investor in the Company up to the cash compensation; A represents the net profits that are actually realized for the indicated year and attributed to the owner of the parent company; Y represents the committed performance for the indicated year.

The abovementioned compensation behavior shall be completed within 90 days after the performance has been confirmed by the formal audit report. In the event that it is not completed, which is not due to the reason of the investor, Party A, Party B and Party C shall bear the responsibility for default for the investor. The default penalty shall be five-ten thousandths of the amount (calculated by the conversion of the equity into the cash amount) that shall be compensated for each overdue day. In the event that the investor requires any one or more parties among Party A, Party B and Party C to bear the responsibility for default, other parties shall undertake the joint responsibility guarantee.

Article 14      The same preferential treatment

Except for the purpose of the qualified listing of the Company, in the event that the investment agreement signed by the Company with any other investor in this round or subsequent investor includes any condition that is more favorable than the investment agreement signed with the investor, then the investor shall automatically enjoy the right under such more favorable clause.

Article 15      Qualified listing

The investor agrees with the Company to carry out the qualified listing in a variety of ways conforming to Chinese laws.

The “qualified listing” refers to the fact the Company is listed on the stock exchange within the territory of China or abroad by means of the initial public offering or other methods (including but not limited to back-door listing and participation in the nonpublic offering of the listed company by means of asset subscription), and the premise is that: (a) all the listing conditions specified by this stock exchange are met; (b) the share held by the investor of the Company may be registered as the negotiable share; (c) the valuation of the share held by the investor prior to the offering is higher than 5 × (1 + r) n000,000,000 Yuan (r = benchmark interest rate for bank loan during the same period on the signing date of the capital increase agreement; n = the number of years of shareholding prior to offering); and (d) the investor has accepted the location and other related conditions of the public offering. The valuation of the share held by the investor prior to the offering shall be the product of (x) the number of shares held by the investor close to and prior to the offering, multiplied by (y) the offering price per share.

In the event that the Company seeks to be listed on the over-the-counter share trading market that is not the stock exchange, the investor has the right to determine whether such listing may be deemed that the Company has already achieved the equivalent share liquidity arrangement (the “standby liquidity arrangement”) with reference to the abovementioned circulation and valuation requirements about the qualified listing and the valuation and liquidity conditions of the comparable companies listed on the stock exchange during the same period..

Article 16      Repurchase right

After any one of the following situations has occurred, the investor has the right to require Party B and / or Party C or any third party designated by Party B and / or Party C to purchase all or part of the equity, which the investor holds at the appointed time, of the Company within the specified period of time, and the purchase price shall be the subscription price of the related equity plus the interest that is calculated on the basis of the benchmark interest rate for bank loan during the same period on the signing date of this Agreement (any bonus that has already been allocated to the investor and actually acquired by the investor over the years shall be deducted):

(1)	In the due diligence investigation made by the investor or any professional consultant employed by the investor for this investment, there is any false record, misleading representation or significant omission in the information provided by the Company, Party B or Party C to the investor and / or the professional consultant employed by the investor;

(2)	The Company, Party B or Party C seriously violates any provision of the agreement in relation to this investment or any commitment, representation or guarantee made by the Company, Party B or Party C under the relevant agreement on this investment;

(3)	Except for the purpose of the qualified listing of the Company, there is any change in the right of control of the Company or any significance change in the existing business;

(4)	The Company has not achieved the qualified listing (or the standby liquidity arrangement accepted by the investor) by December 31, 2019 yet, or the Company meets all conditions for the qualified listing as specified in applicable laws, but the Company, Party B and Party C decide not to carry out the qualified listing;

(5)	The net profits that are actually realized by the Company for the indicated year and attributed to the owner of the parent company in any one year from 2014 to 2015 do not reach 60% of the committed performance for the indicated year;

(6)	The Company and the investor have any dispute about the audit results of the actual performance of the Company, cannot come to any agreement on the investment valuation adjustment finally, and after the audit made by a third-party accounting firm that has the securities practice qualification and are designated by the two parties mutually, the two parties have not met the performance commitment yet and cannot come to any agreement on the investment valuation adjustment finally;

(7)	The Company constitutes any serious default on any debt between it and any financial institution, and the related debt has been announced by the financial institution to be at accelerated maturity or is anticipated to be announced by the financial institution to be at accelerated maturity;

(8)	Any situation that the Company repurchases other shareholders;

(9)	Party B or Party C directly or indirectly gets involved in tunneling through any related party transaction;

(10)	Party B, Party C or the management gets involved in any significant illegal event;

(11)	Other significant potential risks found in the course of the due diligence investigation.

In the event that the Company or Party B and Party C violate or infringe the matters, including but not limited to the investor’s general anti-dilution, preemption right and first refusal right, co-sale right, repurchase right, information right, dividend right, liquidation preference, etc., under this Agreement, the investor shall inform the breaching party in writing 30 days in advance, and in the event that there is no improvement that satisfies the investor 30 days later yet, then the investor has the right to require Party B, Party C or any third party designated by Party B or Party C to repurchase the equity, which Party B or Party C holds, of the Company, and the repurchase amount shall be the investment amount from the investor plus the interest that is calculated on the basis of the benchmark interest rate for bank loan during the same period on the signing date of this Agreement.

Compensation at the time of being incapable of complete repurchase: In the event that Party B, Party C or the third party designated by Party B or Party C is incapable of the complete repurchase of the equity specified in this Agreement, then the Company, Party B and Party C shall compensate the investor in turn in the following order: the interest that is calculated according to the method specified in this Article, the part that is included in the capital reserve at the time of the capital increase by the investor, and the paid-in capital / stock equity at the time of the capital increase by the investor.

Article 17      Repurchase procedure

In the event that the investor thinks that any behavior of the Company, Party B and Party C triggers any repurchase condition specified in this Agreement, then the investor shall inform the Company, Party B and Party C in writing at the same time 30 days in advance that the investor intends to start the repurchase procedure. At the appointed time, the investor has the right to require any one or more parties among the Company, Party B and Party C to undertake the obligation of paying its equity repurchase amount, and other parties shall undertake the joint responsibility guarantee to this obligation. The investor shall still maintain its position as the shareholder of the Company and its equity ratio before it has received all the equity transfer (repurchase) amount and default penalty (if any).

In the event that the Company, Party B and Party C do not raise any objection to the investor within 30 days, then the repurchase shall be completed within 90 days after the date when the written notice from the investor is delivered to the Company, Party B and Party C. In the event that the Company, Party B and Party C raise any objection to the investor within 30 days, and all the parties cannot settle the dispute through consultation, all the parties shall settle the dispute by means of arbitration in accordance with the provisions of Article 35 of this Agreement.

After having received the equity repurchase amount and default penalty (if any) in full, the investor shall cooperate with the Company to fulfill the corresponding formalities for the registration of any change.

Article 18      Dividend right

The accumulated undistributed profits, capital reserve and surplus reserve of the Company up to the completion of this investment shall be jointly enjoyed by all the shareholders that have been registered by the administration for industry and commerce of the Company according to their respective shareholder ratio.

Article 19      Right to know information

The investor and the director nominated by it have the right to know all kinds of information in the aspect of the operation of the Company and the related materials (including but not limited to books and records of the Company and regular operation reports submitted by the Company to the management) of the Company in a real-time manner and have the right to attend important operation discussion meetings of the Company as nonvoting delegates (but shall notify the Company in advance).

After the completion of the closing, the board of directors of the Company shall provide the following to the investor regularly: (1) the annual and quarterly financial statements of the Company, wherein the submission time of the audited annual financial statements shall be no later than 120 days after the end of the corresponding fiscal year; (2) the annual operation summary report, the submission time of which shall be no later than 60 days after the end of the corresponding fiscal year; (3) the financial budget report for the coming year, the submission time of which shall be no later than 60 days after the end of the current fiscal year.

The Company shall immediately notify the investor of any significant lawsuit, arbitration, administrative and judicial investigation or punishment or any significant adverse change in the Group Company, Party B and Party C. The investor and the director nominated by it and the relevant personnel shall undertake the obligation of confidentiality in terms of such information and materials.

Article 20      Liquidation preference

In the event that the Company gets involved in any situation of liquidation, dissolution or termination, after the Company has paid the liquidation expenses, staff salaries, social security premiums, statutory compensation and taxes owed and has paid off the debt of the Company, the investor has the right to acquire the amount equivalent to 100% of the total investment amount in preference to the controlling shareholder of the Company at the appointed time and the stock dividend or bonus that has been approved according to the resolution made at the meeting of shareholders of the Company and shall be paid to the investor but has not been paid yet, and any insufficient part shall be made up by Party B and Party C. Party B and Party C shall impel and assure the Company and its controlling shareholder at the appointed time to handle the affairs in accordance with this provision.

Article 21      Governance of the Company

The investor has the right to nominate one director to the board of directors of the Company. The director nominated by the investor shall become the member of each special committee (if any) subordinated to the board of directors.

In terms of the following matters, Party B and Party C agree to put them to the vote after they have conduct full communications with the investor before the board of directors or meeting of shareholders decides by vote:

(1)	Any equity transfer by the main shareholder (that holds more than 5% of the equity of the Company) of the Company;

(2)	Any acquisition, sale or transfer of the equity or rights and interests of the subsidiary company or any liquidation of the subsidiary company through joint venture, purchase and capital cooperation between the Company and others;

(3)	Any sale, transfer or disposal of the assets that exceed 15% of the net assets of the Company;

(4)	Any individual related transaction that has an amount more than RMB 50,000,000 Yuan or any related transaction that has an accumulated amount more than RMB 50,000,000 Yuan within three months, wherein the related transaction is conducted with the related party of the Group Company and accounts for more than 5% of the net assets of the Company in the latest period;

(5)	Any individual capital expenditure that has an amount more than RMB 100,000,000 Yuan or any capital expenditure that has an accumulated total amount more than RMB 100,000,000 Yuan within one year, wherein the capital expenditure has been incurred to the Group Company;

(6)	Related matters that determine the public offering or the application for listing in the over-the-counter share trading market, etc. of the Company;

(7)	Any approval of and significant change in the strategic planning and annual operation plan of the Group Company; any approval of the annual financial budget program, mid-year budget adjustment program and annual final accounting program of the Group Company;

(8)	Any appointment and dismissal of auditors and any change in the accounting policy and accounting system of the Group Company;

(9)	Any employee equity incentive plan;

(10)	Any modification of the articles of association of the Company;

(11)	Any resolution made on the increase or decrease in the registered capital of the Company and the merger, division, dissolution, liquidation or change in the form of the Company;

(12)	Any significant change in the main business of the Group Company, or any engagement in any business that has no connection with the existing main business in the industry chain;

(13)	Any external guarantee of the Group Company, or any individual borrowing that has an amount more than RMB 50,000,000 Yuan or any borrowing that has an accumulated amount more than RMB 50,000,000 Yuan within one year, wherein the borrowing is provided by the Group Company to any related party or third party.

This Article and other clauses relating to the investor’s interests and right to know information in this Agreement shall be reflected by means of an amendment to the articles of association of the Company (and any member of the Group Company) and other documents of the governance of the Company. Party A, Party B and Party C shall vote for the amendment to the abovementioned documents of the governance of the Company at the board of directors and meeting of shareholders (or the general meeting of shareholders) and ensure the approval of the relevant amendment.

Article 22      Collaboration clause

The investor is willing to use its advantages in resources to provide support for the development of the Company (including but not limited to extension, merger and acquisition in the upstream and downstream industry chain); the Company will actively improve the business collaboration with other enterprises invested by the investor on the basis of commercialization principles.

Article 23      Commitment by Party B and Party C

(1)	The Company shall not change its substantial position in charge before it achieves the qualified listing; Party B is the controlling shareholder of the Company at present, it will be changed to the joint controller of the Company after the completion of the reorganization of the equity of the Company, and this change shall not affect any representation, commitment, guarantee and various obligations undertaken by Party B under this Agreement.

(2)	Unless approved by the investor in writing, Party B and Party C shall not transfer, allocate or dispose of the equity or rights and interests, which they directly or indirectly hold, of the Company in other ways and shall not use such equity or rights and interests for any pledge or guarantee;

(3)	Party B and Party C shall not directly or indirectly use any related party in any way to sell any commodity and service to the Company at a price higher than the market quotation or to buy any commodity and service from the Company at a price lower than the market quotation;

(4)	The contingent liabilities and corresponding losses caused to the Company due to any historical reason before the completion of the closing of the investment shall be borne by the existing shareholders, and the contingent liabilities and corresponding losses caused due to any reason after the completion of the closing of the investment shall be jointly borne by the investor and the existing shareholders;

(5)	Party B and Party C have already asked other shareholders of the Company for advice and obtained their consent.

(6)

Party B and Party C shall ensure that they and the parties controlled by them will comply with the obligations identified in the “Program for the Company to Solve Horizontal Competition and Related Party Transactions.”

Article 24      Investor’s right to follow the investment

The investor has the right to allow its business team member to follow the investment within the range of two thousandths of its own investment amount. Party B and Party C will use their control and influence of the Company to ensure that the Company will fulfill the responsibilities and obligations undertaken under this Agreement. Party B and Party C shall ensure that the existing shareholders of the Company shall approve and agree with such behavior of following the investment at the board of directors and meeting of shareholders (or the general meeting of shareholders) and shall also ensure that the existing shareholders and directors of the Company shall give their approval and consent. In order to ensure the successful implementation of such behavior of following the investment, Party B and Party C shall waive the preemption right and first refusal right and ensure that other existing shareholders of the Company shall waive the preemption right and first refusal right.

In the event that the investor’s business team member intends to implement the right to follow the investment, the investor shall notify the Company in writing no later than the date of the application for the industrial and commercial registration of the change that the investor becomes the shareholder of the Company and shall complete the transaction of the investment in the Company and the industrial and commercial registration of the change in the Company, and the investor’s right to follow the investment shall automatically become invalid after this deadline.

In the event that the investor’s business team member implements the right to follow the investment and becomes the shareholders of the Company according to the industrial and commercial registration of the change, then the investor has the obligation to ensure that the investor’s business team member that has become the shareholder of the Company shall keep in agreement with the investor at the time of exercising the shareholder’s rights of the Company in the future. When the investor’s business team member fails to exercise the shareholder’s rights as agreed, which causes the operation decision, equity adjustment program, etc. of the Company to be adversely affected, the investor shall be responsible for settlement, and in the event that any loss is caused to the Company and / or Party B and / or Party C, the investor’s business team member and the investor shall bear the joint responsibility for compensation.

Chaper 3   Representation, confirmation, commitment and guarantee

Article 25      Confirmation, commitment and guarantee by Party A, Party B and Party C

(1)	Party A is the limited company that has been formally established and validly existing in accordance with the laws of China, and it has already obtained all the necessary approvals, licenses and permits required for it to operate its business;

(2)	Party B and Party C have the corresponding capacity for civil conduct to sign and implement this Agreement and other transaction documents. All the clauses of this Agreement shall constitute legal, valid and binding obligations to Party B and Party C and may be implemented for Party B and Party C. Party B and Party C have already introduced the matters, such as their past study and work experience, personal credit statuses, and job qualifications, that may possibly have any significant impact on the judgment by the investor to the investor truly and completely.

(3)	Besides those that have already been disclosed to the investor in writing, the construction, use, supply, inspection and lease of ships; the qualification and management of ship’s crew; the fishing, transportation, customs clearance, inspection and sale or other aspects of pelagic aquatic products of the Company all conform to the laws and operation standards that are in relation to the fishing operation on the high seas and applicable to China and fishing access nations. In terms of all the equipment and products of which the Company requires permits, the Company has all the necessary qualification certificates, permits and approvals.

(4)	Besides those that have already been disclosed to the investor in writing, the Group Company only conducts the business in the normal business process that is consistent with the past business practice; there is never any event, change, matter or situation that has already or may be reasonably anticipated to have any significant impact on the Company solely or together with any other event, change, matter or situation.

(5)	Besides those that have already been disclosed to the investor in writing, the Group Company does not mortgage (including pre-registration of) or pledge any of its assets or make any asset be bound by any limitation of rights and does not have any ownership dispute in any asset;

(6)	Besides those that have already been disclosed to the investor in writing, the Company shall have the exclusive sole ownership of all the intellectual properties that are used, sold or permitted in the business that is conducted or anticipated to be conducted by the Group Company at present, or the Company shall have effective and sustainable right of use, right of sale and right of permission, and except for the obligations that are applicable to the provisions of the laws of China and specified in the relevant intellectual property licensing right, there is not any limitation of rights or any obligation to others. The operation and products of the Company do not infringe any intellectual property or other rights of any third party.

(7)	Besides those that have already been disclosed to the investor in writing, the Company shall always abide by environmental protection laws and regulations of China, fishing access nations and high seas, and in the event that any punishment is given by the department concerned or any loss is caused to the production operation due to any behavior that violates the environmental protection laws and regulations before the completion of this investment, the Company, Party B and Party C shall solely bear the responsibility and shall not cause any loss to the investor due to this.

(8)	Besides those that have already been disclosed to the investor in writing, each financial statement shall be complete and correct in all the significant aspects and has given fair presentations to the consolidated financial conditions, operating results and cash flow of the Company in all the significant aspects on this date and during this period described by the financial statement. All the books, records and account books shall be accurate and complete and have already been maintained in all the significant aspects in accordance with all the applicable laws and good business practices.

(9)	Besides those that have already been disclosed to the investor in writing, there is not any undue creditor’s right which the bank or any other financial institution prepares to exercise at present, and it is guaranteed that there will not be any bank or any other financial institution that may announce the debts, such as a loan, to be at accelerated maturity within six months after the completion of this investment. Besides those that have already been disclosed to the investor in writing, the Company, Party B and Party C do not have any implicit debt in any form.

(10)	Besides those that have already been disclosed to the investor in writing, all the tax reports that are required to be submitted by the Company or in the name of the Company have already been submitted to the tax authority concerned within the period of time in which such tax reports are required to be submitted, and all such tax reports shall be true, complete and accurate in any significant aspect; all the taxes that shall be paid by the Company or in the name of the Company have already been completely paid in time or fully disclosed or fully provided with reserve in accordance with the laws of China; all the taxes that are not due and payable yet have already been recorded in the financial statements, books and records of the Company appropriately.

In the event that the above representations and guarantees made by Party B, Party C and the Company are false or violated, any party that makes such statements and guarantees shall bear the joint responsibility for compensation for any loss that is directly caused and actually incurred to the investor.

Party B, Party C and the Company will provide the representations, guarantees and commitments that are habitual in similar transactions to the investor; in the event that any of such statements, guarantees, commitments or agreed matters is violated, which directly causes any related loss, responsibility and compensation for damage that is actually incurred to and borne by the investor due to this, Party B, Party C and the Company shall bear the joint responsibility for compensation for the investor.

Article 26      Confirmation, commitment and guarantee by the investor

(1)	The investor is the limited liability company that is legally established in accordance with the laws of China and approved by the department concerned and has the independent corporate capacity. In accordance with the provisions of the laws of China and the articles of association of its company, the investor has already obtained all the valid approvals and authorizations required for signing and performing this Agreement, and it has the right and ability to sign and perform this Agreement.

(2)	The investor’s conclusion and performance of this Agreement will not cause breach of its articles of association, or breach of any other agreement that has already been concluded or is about to be concluded by it or breach of any commitment that has already been made or is about to be made by it to any third party and will not cause any subject to solely or jointly claim to it that this Agreement shall be invalid, or to claim any right, or to claim any compensation, or to set any limitation of rights, and so on.

(3)	The investor will impel the director who has been appointed by it to the Company to actively perform duties and to assist the Company in meeting the profit index committed by it and in achieving the purpose of the final listing of the Company. In case that the conditions are available, the investor will try its best to assist the Company in preparing and completing the listing work.

Chaper 4     Force majeure

Article 27      Unless otherwise specified in this Agreement, any event that all the parties cannot foresee its occurrence at the time of concluding this Agreement and are unable to resist or overcome its occurrence, progress or termination shall constitute the force majeure event under this Agreement.

Article 28      During the performance of this Agreement, in the event that any one party or all the parties encounter any force majeure event specified in this Agreement, the party that encounters the force majeure event shall immediately notify all other parties and provide the documentary evidence issued by the authority concerned in the place where the force majeure event has taken place to all other parties within 15 days from the date when such force majeure event takes place. Within 30 days from the date when the force majeure event takes place, in the event that all the parties cannot reach any supplementary agreement on the continuous performance of this Agreement or amend or change this Agreement, then any party has the right to send a written notice of terminating this Agreement to all other parties, all other parties shall give a written reply to whether this Agreement will be terminated or not within 15 days from the date when they receive this written notice, and in the event that no reply is given within the time limit, the termination shall be deemed to be approved.

Article 29      Except that any one party or all the parties encounter the force majeure event specified in this Agreement, which causes the performance of this Agreement to become impossible, or except that all the parties have agreed by consensus, all the parties shall perform this Agreement, and any party that has any default behavior shall bear the responsibility for the default.

Chaper 5        Confidentiality

Article 30      All the parties have agreed by consensus that no matter whether this Agreement is performed or not, all the parties shall undertake the obligation of confidentiality for any business secret known in the transaction process, and the valid period of the obligation of confidentiality shall be up to the date when such individual business secret is voluntarily made public by the party that has the right to make it public or made public according to the laws and regulations or any order from the authority that has the right. Any party shall not disclose any information of this transaction to any third party. But that all the parties disclose any confidential document due to the following reasons shall not be restricted:

(1)	Any disclosure to the personnel, such as an accountant and a lawyer, of the relevant professional institution employed by all the parties;

(2)	Any disclosure to the directors, senior managements and investment committees of all the parties;

(3)	Any disclosure due to compliance with the mandatory provisions of laws and regulations;

(4)	Any disclosure due to the mandatory requirements of administrative, supervisory and judicial authorities.

In the event that any party thinks that it is necessary or required to disclose the contents of this Agreement as required by the law, it shall consult with all other parties before the disclosure and strive to make the disclosure in a way that has the minimum impact on the interests of all other parties.

Article 31      Any employee, agent, management member, director, supervisor, consultant, related party, etc. of any party shall be bound by the obligation of confidentiality and the responsibility for confidentiality under this Agreement. Any breach of the obligation of confidentiality by any of the aforementioned subjects shall be directly deemed that this party has breached the obligation of confidentiality.

Article 32      Any party agrees to bear the corresponding responsibility for compensation for any loss caused to all other parties due to its breach of the confidentiality provisions.

Chaper 6   Change, cancellation and termination of this Agreement

Article 33      The change of this Agreement in any form shall be made by all the parties through consultation by consensus. Any party to this Agreement has no right to unilaterally change this Agreement. Any situation that is otherwise specified in this Agreement shall be an exception.

Article 34      Before the closing date, in the event that any significant change is found or any false record, misleading representation or significant omission is found to exist in any commitment, statement, disclosure, confirmation or committed or guaranteed situation made by Party A, Party B and Party C under this Agreement and enough to make the investor think that its commercial purposes or anticipated commercial interests under this Agreement will fall through and that there has already been no practical significance in the continuous performance of this Agreement, then the investor has the right to cancel this Agreement. In the event that the investor cancels this Agreement, it shall sign and issue a written notice to all other parties, and this Agreement shall be terminated after the written notice has been delivered to all other parties.

Chaper 7   Dispute settlement

Article 35    The interpretation and implementation of this Agreement shall be governed by the laws of China. With regard to any dispute arising from the implementation of this Agreement or relating to this Agreement, all the parties shall settle it through friendly consultation. In the event that any dispute is incapable of being settled through friendly consultation within 30 days from the date when the dispute arises, then any party has the right to submit this dispute to China International Economic and Trade Arbitration Commission, and the arbitration shall be made in accordance with the arbitration procedures and rules that are valid at the appointed time of this arbitration institution in Beijing. The language of arbitration shall be Chinese. The arbitration award shall be final and binding upon all the parties.

Chaper 8    Validity of this Agreement

Article 36      This Agreement shall become valid from the date when the legal representatives or authorized representatives of all the parties sign and affix their official seals.

Chaper 9    Notice and service

Article 37      Any notice or other communications and correspondences (“notice”) that are related to this Agreement and sent by one party to other parties shall be made in writing (including personal service, mailing, fax and email).

Article 38      With regard to the various communication methods specified in the above clause, the time served for them shall be determined in the following ways:

(1)	Any personally served notice shall be deemed to be served upon being signed by the notified party for receipt, and any notice that is not signed by the notified party for receipt shall not be deemed to be validly served;

(2)	Any notice that may be sent by mailing shall be sent by means of registered express or express mail and shall be deemed to be served to the notified party on the seventh day from the second day after the mailing;

(3)	Any notice that is sent to the fax number of email address confirmed in Article 37 shall be deemed to have already been served on the second working day (subject to the country or region where the recipient is located) from the date when the notice is sent.

Article 39     In the event that the abovementioned mailing address, communication number or email address of any party is changed (hereinafter referred to as the “changed party”), the changed party shall notify other parties within seven days after the occurrence of this change. In the event that the changed party fails to notify in time in accordance with the provisions of this Article, it shall bear any loss caused to other parties due to this.

Chaper 10   Other provisions

Article 40      Expenses

All the parties shall respectively bear their costs and expenditures incurred in relation to this investment. The investor shall bear the following costs and expenditures:

(1)	Any intermediary fee charged by the law firm, accounting firm, etc. employed by the investor;

(2)	Any travel expense and board and lodging expenses for the investor and the intermediary employed by the investor to make the due diligence investigation inside and outside the Company;

(3)	Any inquiry fee, material production cost, etc. incurred in the course of the due diligence investigation made by the investor or the intermediary employed by the investor;

(4)	Other expenses that are incurred to the investor and related to this investment.

The Company or Party B and Party C shall bear the following costs and expenditures:

(1)	Any expense incurred for the industrial and commercial registration of change;

(2)	Any expense incurred for the Company or Party B and Party C to employ the intermediary agency, etc. in this course;

(3)	Other expenses that are incurred to the Company or Party B and Party C and related to this investment.

In the event that this investment is caused not to be implemented (including but not limited to the formal transaction document incapable of being signed or the closing incapable of being completed) or to finally fail because the Company or Party B and Party C get involved in any malicious fraud, supply of false materials and other situations in breach of the provisions of this Agreement, the Company or Party B and Party C responsible for this shall compensate the investor for any expense that has already been incurred.

Article 41      Exclusivity clause

After this Agreement has been signed by all the parties, all the parties shall do their best to complete the realization of this investment. The Company, Party B and Party C agree that unless approved by the investor in advance, within 90 days after this Agreement has been signed and affixed with the seal, no contact shall be additionally made with any other investor in the name of the Company or their own for the purpose of seeking equity or credit’s right financing by means of initiation, petition, consultation or negotiation or in other forms.

Article 42      Matters not covered in this Agreement shall be solved by all the parties to this Agreement through consultation separately, and the supplementary agreement may be concluded, this supplementary agreement shall be an integral part of this Agreement and has the same legal effect as this Agreement, and in the event that this Agreement is inconsistent with any provision of its supplementary agreement, the supplementary agreement shall prevail.

Article 43      After the investor has become the shareholder of the Company, from the date when the Company or the related subject submits the application for the qualified listing to the related securities regulatory institution or the stock exchange, all the parties shall separately sign the supplementary agreement through consultation to adjust the contents that exist in the mandatory clauses for the Company, Party B and Party C in this Agreement and the formal transaction documents that do not meet the compliance requirements at the actual audit scale of the securities regulatory institution or the stock exchange; when the securities regulatory institution or the stock exchange does not approve the application for the qualified listing, the implementation of all such mandatory clauses shall automatically resume.

Article 44      In the event that any clause or any other provision of this Agreement becomes invalid, illegal or unenforceable in accordance with the laws of China, then on the premise that the performance and substantial contents of this Agreement are not affected, other clauses shall still be valid and binding upon all the parties.

Article 45      This Agreement will completely replace any oral agreement or commitment that has been reached by all the parties in the course of this investment in the Company before the signing date. After this Agreement has been signed, in the event that the principal creditor’s right agreement or similar agreements that are signed by all the parties for fulfilling the matters concerned, such as the approval, registration, etc., of the equity pledge in the competent business department and the industrial and commercial authority are inconsistent with the contents of this Agreement, the contents of this Agreement shall prevail.

Article 46      This Agreement is made in eight originals, Party A, Party B and Party C shall respectively hold one original, the investor shall hold three originals, the rest two originals shall be reported to the Company for approval and the registration authority for use, and the text of each original shall have the same legal effect.

(There is no text below; signature page follows)

(There is no text on this page that is the signing page of the “Investment Agreement”)

Party A: Fujian Province Pingtan County Ocean Fishing Group Co., Ltd. (Seal)

Legal representative / authorized representative: /s/ Zhiyan Lin _ (Signature); [corporate seal]

Party B: Zhuo Honghong (Seal)

/s/ Hong Hong Zhuo_______  (Signature)

Party C: Zhuo Xinrong (Seal)

/s/ _ Xinrong _Zhuo_______ (Signature)

Party D: China Agricultural Development Fund Co., Ltd. (Seal)

Legal representative / authorized representative: /s/ Wenjun_Wu             (Signature); [corporate seal]

February 9, 2015

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